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                                                                  EXHIBIT  23.11


                           CONSENT OF MORGAN STANLEY


     We hereby consent to the inclusion in the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") contained in the Registration Statement on Form S-4 of Forcenergy Inc of our opinion dated January 30, 1998, with respect to the financial fairness of the consideration to be received by holders of the FAB Series B Common Shares in connection with the Exchange Offer referred to in the Proxy Statement/Prospectus, and the reference to Morgan Stanley & Co. Limited in the Proxy Statement/Prospectus in the form attached.


For and on behalf of
Morgan Stanley & Co. Limited

Signed: /s/ Michael Uva
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Date: February 11, 1998